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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                DECEMBER 16, 1998
                        (Date of earliest event reported)

                             ACE CASH EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


           TEXAS                   0-20774                75-2142963
       (State or other           (Commission           (I.R.S. Employer
       jurisdiction of           File Number)         Identification No.)
       incorporation or
       organization)


                         1231 GREENWAY DRIVE, SUITE 800
                               IRVING, TEXAS 75038
                    (Address of principal executive offices)

                                 (972) 550-5000
                         (Registrant's telephone number,
                              including area code)


                                 NOT APPLICABLE
                         (Former Name or Former Address,
                          if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS

In April 1998, the Company signed a money order agreement with Travelers Express Company, Inc. ("Travelers Express"), under which the Company would exclusively sell money orders issued by Travelers Express (the "Money Order Agreement"). In July 1998, the Company signed a Credit Agreement with a syndicate of banks (the "Lenders") represented by Wells Fargo Bank (Texas), National Association ("Wells Fargo Bank"), as lead agent and Chase Bank of Texas as co-agent (the "Credit Agreement"). Both the Money Order Agreement and the Credit Agreement were to become effective upon the expiration or termination of the Company's 1992 Master Agreement, as amended (the "Previous Money Order Agreement"), with Integrated Payment Systems Inc. ("IPS").

         On December 16, 1998, the Company:

         * terminated the Previous Money Order Agreement and paid and made arrangements to pay IPS all amounts due under the Previous Money Order Agreement;

         * first borrowed under the Credit Agreement;

         * amended the Credit Agreement to increase the amounts that the Company may borrow and to extend the time during which the Company may borrow under the Credit Agreement; and

         * began selling money orders issued by Travelers Express under the Money Order Agreement.

With those events, the Credit Agreement, as amended (the "Amended Credit Agreement"), and the Money Order Agreement became effective. Also, the original Collateral Trust Agreement signed in November 1996 was terminated, and the Amended and Restated Collateral Trust Agreement that was signed with the Credit Agreement in July 1998 (the "Amended Collateral Trust Agreement") and other documents ancillary to the Credit Agreement became effective.

The Company's initial borrowing under the Amended Credit Agreement was $60.5 million, composed of $50 million under the Revolving Facility (defined below) and $10.5 million under the Term-Loan Facility (defined below). The borrowed funds were used to pay IPS the proceeds of, and fees for, money order sales by the Company and to repay all borrowings from IPS under the Previous Money Order Agreement. The initial borrowing was therefore a re-funding of amounts used for the Company's day-to-day operations, for capital expenditures (including opening new business locations), and for acquisitions of third-party business locations. The Company also delivered to IPS a stand-by letter of credit of $575,000, issued under the Amended Credit Agreement, to pay or secure payment of amounts due to IPS under the Previous Money Order Agreement; the amounts ultimately due to IPS will be determined in accordance with a termination agreement between the Company and IPS.




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The First Amendment to Credit Agreement signed by the Company, the Lenders, and
Wells Fargo Bank as agent for the Lenders:

         * increased from $90 million to $110 million the maximum amount that the Company may borrow under the revolving (line-of-credit) facility, to be used for working capital and general corporate purposes (the "Revolving Facility");

         * increased from $15 million to $20 million the maximum amount that the Company may borrow from Wells Fargo Bank as additional ten-day revolving advances in addition to the Revolving Facility;

         * extended from July 30, 1999 to December 15, 1999 the availability of the Revolving Facility and of the term-loan facility, to be used for store construction and relocation and other capital expenditures, including acquisitions (the "Term-Loan Facility");

         * extended from July 31, 2004 to December 16, 2004 the date on which the Company must pay all amounts due to the Lenders resulting from borrowings under the Term-Loan Facility; and

         * reallocated among the Lenders their respective commitments to lend under the Term-Loan Facility (but without changing the total amount of the Term-Loan Facility).

The Company's borrowings under the Revolving Facility and the Term-Loan Facility bear interest at variable or "floating" rates. Borrowings under the Revolving Facility bear interest at an annual rate equal to, at the Company's discretion, either the prime rate publicly announced by Wells Fargo Bank (the "Prime Rate") or the London InterBank Offered Rate ("LIBOR") plus 0.75%. Borrowings under the Term-Loan Facility bear interest at an annual rate equal to, at the Company's discretion, either the Prime Rate plus 0.25% or LIBOR plus 1.75%.

To reduce its risk of greater interest expense upon a rise in the Prime Rate or LIBOR, the Company has entered into interest-rate swap agreements with NationsBank, N.A. Those agreements will effectively convert a portion of the Company's floating-rate interest obligations to fixed-rate interest obligations for a two-year period beginning January 4, 1999. The agreements involve the exchange of amounts calculated using a fixed interest rate, as applied to a notional amount determined by the parties, for amounts calculated using a floating interest rate, as applied to that same notional amount, over the two years; the notional amount is merely a base for the rate calculations and is not exchanged.


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The notional amount for interest rates under the Revolving Facility will be $33 million; the notional amount for interest rates under the Term-Loan Facility will initially be $9.75 million, increasing to $10.75 million in September 1999, with decreases in the second year of the swap agreement corresponding to term-loan payments due from the Company under the Amended Credit Agreement. The notional amounts were determined by the Company based on its minimum projected borrowings during the next two years. Under the swap agreements, the fixed rate applicable to the notional amount under the Revolving Facility will be 5.14% for the 1999 calendar year and 5.23% for the 2000 calendar year. The fixed rate applicable to the notional amount under the Term-Loan Facility will be 6.23% for the 1999 calendar year and 6.38% for the 2000 calendar year.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c) Exhibits. The following exhibit is filed herewith in accordance with the provisions of Item 601 of Regulation S-K:

                  10.43 First Amendment to Credit Agreement dated as of December 16, 1998, among the Company, Wells Fargo Bank (Texas), National Association, as agent, and the Lenders named therein, with Schedules 2.01(a) and 2.01(b) thereto.



                    [THE SIGNATURE FOLLOWS ON THE NEXT PAGE.]





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



ACE CASH EXPRESS, INC.
(Registrant)


By: /s/ JAY B. SHIPOWITZ                                   December 23, 1998
    ---------------------------
    Jay B. Shipowitz
    Senior Vice President and Chief Financial Officer





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                                  EXHIBIT INDEX

Exhibit No.                Description
10.43                      First Amendment to Credit Agreement dated as of
                           December 16, 1998, among the Company, Wells Fargo
                           Bank (Texas), National Association, as agent, and
                           the Lenders named therein, with Schedules 2.01(a)
                           and 2.01(b) thereto.